Exhibit 99.1
FOR IMMEDIATE RELEASE
SurModics Enters Ophthalmic License and Development Agreement with Roche and Genentech
Includes Development and Commercialization of a Sustained Drug Delivery
Formulation of Lucentis® and Potentially Other Genentech Compounds
EDEN PRAIRIE, Minnesota — October 6, 2009 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, announced today that it has signed a License and Development Agreement with Roche (SIX: RO, ROG; OTCQX: RHHBY) and Genentech, Inc., a wholly-owned member of the Roche Group. Under this agreement, Roche and Genentech have obtained an exclusive license to use SurModics’ proprietary biodegradable microparticles drug delivery system to develop and commercialize a sustained drug delivery formulation of Lucentis® (ranibizumab injection). The agreement further provides Roche and Genentech with opportunities to develop additional compounds for the treatment of ophthalmic diseases.
Under the terms of the agreement, SurModics will receive an up-front licensing fee of $3.5 million. In addition, SurModics could be eligible to receive up to approximately $200 million in fees and milestone payments in the event of the successful development and commercialization of multiple products. Roche and Genentech will pay SurModics for its development services and have the right to obtain manufacturing services from SurModics. Also, SurModics will receive undisclosed royalties on product sales.
“This agreement represents yet another major advancement toward realizing our strategic vision of developing technologies that address important clinical needs in the large and growing ophthalmology market,” said Bruce Barclay, president and CEO of SurModics. “We believe that partnering with Genentech, among the world’s largest and most prominent biotechnology companies and an established market leader in ophthalmology, serves to validate our critically enabling technologies. The agreement, which includes Lucentis and potentially other products, addresses a wide range of ophthalmic diseases and leverages our expertise and technology platforms in ophthalmology, employs our proprietary biodegradable microparticles drug delivery system from SurModics Pharmaceuticals, and will utilize our new world-class cGMP manufacturing facility in Birmingham, Alabama.”
Barclay added, “This agreement has the opportunity to provide both near- and long-term value to SurModics’ shareholders. The combination of the up-front payment, R&D and manufacturing fees and contingent milestone payments underscore the unique advantages and power of our business model. The prospect of developing a sustained delivery formulation for a known, approved and highly successful drug in Lucentis, is a tremendous opportunity for SurModics.”
Live Webcast
SurModics will host a webcast at 10:00 a.m. ET (9:00 a.m. CT) today to discuss the license and development agreement. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the corresponding webcast icon. If you do not have access to the Internet and want to listen to the audio or participate in the conference call by phone, dial 877-941-2332 (conference ID# 4167942). A replay of this conference call will be available by dialing 800-406-7325 and entering the previously stated conference call ID. The audio replay will be available beginning at noon CT on Tuesday, October 6, until noon CT on Tuesday, October 13.
About Lucentis
Lucentis® is a vascular endothelial growth factor (VEGF) inhibitor approved by the U.S. Food and Drug Administration (FDA) for the treatment of neovascular (wet) age-related macular degeneration (AMD). Lucentis is the only FDA-approved therapy for wet AMD, which in clinical trials showed an improvement in vision of three lines or more on the study eye chart in up to 41 percent of patients at two years.

Lucentis is designed to bind to and inhibit VEGF-A, a protein that is believed to play a critical role in the formation of new blood vessels (angiogenesis) and the hyperpermeability (leakiness) of the vessels.
Lucentis was discovered at Genentech and is being developed by Genentech and the Novartis Ophthalmics Business Unit for diseases or disorders of the eye. Genentech retains commercial rights in the United States and Novartis has exclusive commercial rights for the rest of the world.
Lucentis is a prescription medication given by injection into the eye. Lucentis has been associated with detached retina and serious eye infection and should not be used in patients who have an infection in or around the eye. Increases in eye pressure have been seen within one hour of an injection. Although uncommon, conditions associated with eye- and non-eye-related blood clots (arterial thromboembolic events) may occur. Serious side effects included inflammation inside the eye and, rarely, effects related to the injection procedure such as cataract. The most common non-eye-related side effects were nose and throat infection, headache, and respiratory and urinary tract infections. The most common eye-related side effects were the feeling that something is in a patient’s eye, and increased tears. If a patient’s eye becomes red, sensitive to light, painful, or has a change in vision, they should seek immediate care from their eye doctor.
Please see the Lucentis Full Prescribing Information on http://www.gene.com.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.
Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline, the potential of biodegradable microparticles in combination with Lucentis or other compounds as a treatment for retinal diseases, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the Company’s agreement with Genentech requires the development of new products and applications of technology, and the successful build-out of our Alabama facility in compliance with current Good Manufacturing Practice and other regulations; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations and our ability to realize the full potential of our pipeline; (3) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Contact
SurModics, Inc.
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700